UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

UNITED CONTINENTAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 W. Wacker Drive, Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 997-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 8, 2011, United Continental Holdings, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). The proposals submitted to the stockholders at the Annual Meeting were as follows:

•	Proposal 1 - the election of the members of the Company’s Board of Directors (the “Board”);

•	Proposal 2 - the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

•	Proposal 3 - the advisory resolution approving the compensation of the Company’s named executive officers as presented in the Company’s definitive proxy statement; and

•	Proposal 4 - the advisory resolution on the frequency of future advisory stockholder votes on the compensation of the Company’s named executive officers.

Each proposal is described in detail in the Company’s definitive proxy statement, which was filed with the Commission on April 22, 2011.

At the Annual Meeting, each director nominee was re-elected and the stockholders ratified the appointment of Ernst & Young LLP. The stockholders also approved, in advisory and non-binding votes, the compensation of the Company’s named executive officers and an annual vote frequency for future advisory stockholder votes on the compensation of the Company’s named executive officers. The final voting results for each proposal, including the number of votes cast for, against or withheld, and the number of abstentions and broker non-votes, are set forth below.

Proposal 1 – Election of Directors

In accordance with the Company’s Amended and Restated Bylaws, the Company’s stockholders elected a total of 16 director nominees to the Board, of which 14 directors were elected by the holders of the Company’s common stock, one director was elected by the holder of the Company’s one share of Class Pilot MEC Junior Preferred Stock and one director was elected by the holder of the Company’s one share of Class IAM Junior Preferred Stock.

The holders of the Company’s common stock elected the 14 director nominees listed in the table below.

Director Nominee	For	Withheld	Broker Non-Votes
Kirbyjon H. Caldwell	252,842,245	4,654,714	38,036,982
Carolyn Corvi	250,897,752	6,599,207	38,036,982
W. James Farrell	221,639,213	35,857,746	38,036,982
Jane C. Garvey	252,845,690	4,651,269	38,036,982
Walter Isaacson	252,880,488	4,616,471	38,036,982
Henry L. Meyer III	220,146,076	37,350,883	38,036,982
Oscar Munoz	253,044,009	4,452,950	38,036,982
James J. O’Connor	217,306,523	40,190,436	38,036,982
Laurence E. Simmons	253,052,511	4,444,448	38,036,982
Jeffery A. Smisek	252,684,880	4,812,079	38,036,982
Glenn F. Tilton	248,160,814	9,336,145	38,036,982
David J. Vitale	252,157,584	5,339,375	38,036,982
John H. Walker	252,874,710	4,622,249	38,036,982
Charles A. Yamarone	222,411,794	35,085,165	38,036,982

In addition, the United Airlines Pilots Master Executive Council of the Air Line Pilots Association, International (“ALPA”), the holder of the Company’s one share of Class Pilot MEC Junior Preferred Stock, elected Wendy J. Morse as the ALPA director, and the International Association of Machinists and Aerospace Workers (“IAM”), the holder of the Company’s one share of Class IAM Junior Preferred Stock, elected Stephen R. Canale as the IAM director.

Proposal 2 –Appointment of the Independent Registered Public Accountants for 2011

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

For	Against	Abstained	Broker Non-Votes
289,954,425	4,106,056	1,473,460	0

Proposal 3 – Advisory Resolution Approving the Compensation of the Named Executive Officers

The Company’s stockholders approved, in an advisory and non-binding vote, the compensation of the Company’s named executive officers as presented in the Company’s definitive proxy statement.

For	Against	Abstained	Broker Non-Votes
208,805,631	47,640,979	1,050,349	38,036,982

Proposal 4 – Advisory Resolution on the Frequency of Future Advisory Stockholder Votes on the Compensation of the Named Executive Officers

The Company’s stockholders approved, in an advisory and non-binding vote, an annual vote frequency for future advisory stockholder votes on the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
219,176,898	664,169	36,323,379	1,332,513	38,036,982

In accordance with the results of the non-binding, advisory vote on the frequency of future stockholder votes on the compensation of the Company’s named executive officers at the Annual Meeting, the Board has determined that a non-binding, advisory vote to approve the compensation of the named executive officers of the Company will be included annually in the Company’s proxy materials until the next vote on frequency, which will be held no later than the Company’s annual meeting of stockholders in 2017.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC.

By:	/s/ Brett J. Hart
Name:	Brett J. Hart
Title:	Senior Vice President, General Counsel and Secretary

Date: June 8, 2011